UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA Technologies Board of Directors Issues Statement on Hudson Executive Capital’s
Proxy Contest

Urges Shareholders to Protect the Value of Their Investment by Voting the WHITE Proxy Card “FOR” USAT’s Nominees Including Three Nominees Named by HEC

MALVERN, Pa. – April 20, 2020 – USA Technologies, Inc. (OTC:USAT) (“USAT” or the “Company”), a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market, today issued a statement in response to reports issued by Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co. (“Glass Lewis”) regarding the Company’s 2020 Annual Meeting of Shareholders scheduled to be held be held at 9:30 a.m., Eastern Time, on April 30, 2020.

USAT’s Board, its management and its business are fundamentally different from when Hudson Executive Capital (“HEC”) began its proxy contest to take control of the Board of the Company. However, HEC’s stated aim in continuing its proxy contest continues to be to “reinvigorate USAT” by changing CEO.

The reality is that reinvigoration and change are already taking place at the Company. The Board has acted to ensure that eight of its members will have been appointed since April 2019 and the management team has made significant progress on critical strategic initiatives, driving improved results in the second quarter fiscal year 2020. Revenues were up 27.7% year-over-year and margins expanded by over 150 basis points.

Like all businesses, USAT is now faced with determining the best path forward given the ongoing economic volatility and uncertainty surrounding COVID-19. Under these conditions, the primary focus of the USAT Board has been to ensure business continuity, empower management to partner with customers and attempt to reach an agreement with HEC to settle the proxy contest.

The Board’s approach to settlement discussions has been to try to reach an agreement that minimizes expense and disruption for the Company at this critical time. It is unfortunate that both ISS and Glass Lewis failed to use their recommendations to persuade HEC that it is time to end the proxy contest it began last year and join the Board in addressing the challenges that the Company faces today.

USAT reminds shareholders that every vote is important, no matter how many or how few shares it represents. The Company urges all shareholders to use the WHITE proxy card to vote “FOR” the election of the Company’s director nominees – Donald W. Layden Jr., Lisa P. Baird, Kelly Ann Kay, Robert L. Metzger, Patricia A. Oelrich, Ellen Richey, Sunil Sabharwal, William J. Schoch, Anne M. Smalling and Ingrid S. Stafford – three of whom were nominated by HEC.

IMPORTANT—PROTECT THE VALUE OF YOUR INVESTMENT!
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE USING THE WHITE PROXY CARD.
WE URGE YOU NOT TO VOTE USING ANY GOLD PROXY CARD YOU MAY HAVE RECEIVED FROM HUDSON EXECUTIVE CAPITAL.
If you have questions or require assistance voting your shares, please call the firm assisting us on this matter:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

+ 1 (212) 297-0720 (Main)
+ 1 (877) 566-1922 (Toll-Free)
Email: info@okapipartners.com

About USA Technologies, Inc.
USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately 1.2 million connections, USAT is transforming the unattended retail community by offering one integrated solution for payments processing, logistics, and back-office management. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Forward-looking Statements
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its effects on USAT’s operations, financial condition, and the demand for USAT’s products and services; uncertainties resulting from, among other things, quarantines of employees, customers, consumers, and suppliers, travel restrictions, reduced consumer spending, and closures of customer locations, manufacturing facilities, warehouses and logistics supply chains, associated with COVID-19; USAT’s ability to efficiently and flexibly manage its business and financial resources amid uncertainties related to COVID-19; uncertainty around the duration of the COVID-19 virus’ impact; whether USAT would realize all or a substantial portion of the anticipated cost savings resulting from the new transaction processing agreement due to unusual or unanticipated causes or events or otherwise; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file USAT’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the listing application for USAT’s securities which has been filed by USAT with The Nasdaq Stock Market LLC will be granted or granted in a timely manner; or whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Investors:
Monica Gould
The Blueshirt Group
Tel: +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese
The Blueshirt Group
Tel: +1 212-331-8417
lindsay@blueshirtgroup.com

Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449

Source: USA Technologies, Inc.